Exhibit 99.1

Press Release

Empire Financial Holding Company Closes

$7.2 Million Private Placement

LONGWOOD, Fla., April 5, 2007 /PRNewswire-FirstCall/ -- Empire Financial Holding Company (Amex: EFH - News) a brokerage and investment banking firm serving retail and institutional clients, today announced that it had closed its previously pending private placement to accredited individual and institutional investors. At closing, Empire received gross proceeds of $7,282,434 and issued 6 1/2% convertible debentures in the aggregate principal amount of $6,387,158, currently convertible into 2,672,437 shares of common stock, 296,922 shares of common stock and 5-year warrants to purchase, commencing 6 months after issuance, 1,484,610 shares of common stock at $2.62 per share.

About Empire Financial Holding Company:

Empire Financial Holding Company, through its wholly owned subsidiaries, Empire Financial Group, Inc., and Jesup & Lamont Securities Corporation, provides full-service brokerage and investment banking services through its network of employee and independently owned and operated offices. Through its market-making and trading division, the Company offers securities order execution services for unaffiliated broker dealers and makes markets in domestic and international securities. Empire Financial also provides fee based investment advisory and registered investment advisor custodial services through its wholly owned subsidiaries, Empire Investment Advisors, Inc., and Jesup & Lamont Securities Corporation.

Forward-Looking Statement Disclaimer:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, fluctuations in the volume of transactional services provided by the Company, competition with respect to financial services commission rates, the effect of general economic and market conditions, factors affecting the securities brokerage industry as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

Contact:

Donald A. Wojnowski Jr.

President

Empire Financial Holding Company

Phone: 407-774-1300 EXT 1141

Fax: 407-774-1300

Dwojnowski@empirenow.com